Exhibit 23.1

               Consent of Independent Accountants

We hereby consent to the incorporate by reference in this Registration Statement on Form S-8 of our report dated April 12, 1995, which appears on page 12 of Intelligent Electronics, Inc.'s Annual Report on Form 10-K for the year ended January 28, 1995.



PRICE WATERHOUSE LLP

Philadelphia, PA
August 17, 1995